    As filed with the Securities and Exchange Commission on February 6, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                           ESPERION THERAPEUTICS, INC.
               (Exact name of company as specified in its charter)

                 Delaware                                  38-3419139
        (State or Other Jurisdiction of                 (I.R.S. Employer
         Incorporation or Organization)                 Identification No.)

            3621 S. State Street
               695 KMS Place                                  48108
               Ann Arbor, MI
 (Address of principal executive offices)                  (Zip Code)

            Esperion Therapeutics, Inc. 2000 Equity Compensation Plan
               Esperion Therapeutics, Inc. 1998 Stock Option Plan
                            (Full title of the plans)

                                 Roger S. Newton
                      President and Chief Executive Officer
                           Esperion Therapeutics, Inc.
                              3621 S. State Street
                                  695 KMS Place
                               Ann Arbor, MI 48108
                     (Name and address of agent for service)

                                 (734) 332-0506
          (Telephone number, including area code, of agent for service)


                         Copy of all communications to:
                              Linda L. Griggs, Esq.
                           Morgan, Lewis & Bockius LLP
                               1800 M Street, N.W.
                           Washington, D.C. 20036-5869
                                 (202) 467-7000

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
    Title of securities            Amount to be            Proposed maximum           Proposed maximum             Amount of
     to be registered             Registered (1)            offering price               Aggregate              registration fee
                                                               per share               offering price
---------------------------- ------------------------- -------------------------- ------------------------- ----------------------
Common Stock, $0.001 par            1,588,669                 $ 4.13 (2)              $ 6,561,203 (2)             $ 1,640 (2)
value
---------------------------- ------------------------- -------------------------- ------------------------- ----------------------
Common Stock, $0.001 par             836,821                  $ 9.63 (3)              $ 8,058,586 (3)             $ 2,015 (3)
value
==================================================================================================================================

(1) This Registration Statement covers shares of Common Stock of Esperion Therapeutics, Inc. which may be offered or sold pursuant to the Esperion Therapeutics, Inc. 2000 Equity Compensation Plan and Esperion Therapeutics, Inc. 1998 Stock Option Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the plans.
(2) Based pursuant to Paragraph (h) of Rule 457 under the Securities Act of 1933 on the weighted average exercise price of the options being issued under the Plan.
(3) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the Company's Common Stock on January 30, 2001, as reported on the Nasdaq National Market.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

     The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Esperion Therapeutics, Inc. (the "Company"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

     1. The Company's Quarterly Reports on Form 10-Q for the periods ended June 30, 2000 and September 30, 2000 (File Nos. 000-31004 and 001-16033,
respectively) filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     2. The Company's reports on Form 8-K dated September 21, 2000 (File No. 000-31004), as amended on November 22, 2000 (File No. 001-16033).

     3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 4, 2000 (File No. 000-31004); and

     4. The Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), (File No. 333-31032).

     All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Item 4. Description of Securities.
        -------------------------

        Not Applicable

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not Applicable

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Section 102(b) (7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article 7 of the Company's Fifth Amended and Restated Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the extent permitted by Section 102(b) (7) of the DGCL.

     The Company's Certificate of Incorporation requires indemnification to the fullest extent permitted by Section 145 of the DGCL, including to indemnify any person who was or is an authorized representative of the Company, and who was or is a party or is threatened to be made a party to any corporate proceeding (including any action, suit or proceeding, whether criminal, civil, administrative or investigative), by reason of the fact that such person was or is an authorized representative of the Company, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third-party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal third-party proceeding had no reasonable cause to believe such conduct was unlawful. The Company shall also indemnify any person who was or is an authorized representative of the Company and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the Company, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Such indemnification is mandatory as to expenses actually and reasonably incurred to the extent that a present or former director or officer of the Company had been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether a present director or officer is entitled to indemnification may be made by a majority of disinterested directors, by a committee of directors designated by a majority vote of such directors, or if there are no such directors or if individual directors so direct, by independent legal counsel in a written legal opinion, or the stockholders. The determination of whether an individual (who is not a director or officer at the time of such designation) is entitled to indemnification shall be made by the Company. The Company maintains a directors and officers liability insurance policy.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

        Not Applicable


Item 8. Exhibits.
        --------

             Exhibit Numbers                                 Exhibit
        ------------------------   --------------------------------------------------------------------------
                  5.1              Opinion of Morgan, Lewis & Bockius LLP, counsel to the Company

                 23.1              Consent of Arthur Andersen LLP

                 23.2              Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

                  24               Power of Attorney (included as part of the signature page)

                 99.1              Esperion  Therapeutics,  Inc. 2000 Equity Compensation Plan (incorporated by reference to Exhibit 10.10 to Esperion's  amendment  number one to the registration statement on Form S-1/A, filed July 10, 2000).

                                   Esperion  Therapeutics,  Inc.  1998 Stock  Option Plan  (incorporated  by
                 99.2              reference  to  Exhibit  10.1 to  Esperion's  amendment  number one to the registration statement on Form S-1/A, filed July 10, 2000).


Item 9. Undertakings.
        ------------

     The undersigned hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that subparagraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ann Arbor, State of Michigan on this 5th day of February, 2001.

                                       Esperion Therapeutics, Inc.


                                       By: /s/ Roger S. Newton
                                           -------------------
                                           Name:  Roger S. Newton
                                           Title: President and Chief
                                                  Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

     Each person, in so signing, also makes, constitutes and appoints Roger S. Newton and Timothy M. Mayleben, and each such officer acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


Name                      Title                                 Date
----                      -----                                 ----

/s/ Roger S. Newton       President, Chief Executive Officer,   February 5, 2001
------------------------  and Director (Principal Executive
Roger S. Newton           Officer)


/s/ Timothy M. Mayleben   Vice President of Finance and Chief   February 5, 2001
------------------------  Financial Officer (Principal
Timothy M. Mayleben       Financial Officer and Principal
                          Accounting Officer)

/s/ David I. Scheer       Chairman                              February 6, 2001
------------------------
David I. Scheer


/s/ Christopher Moller    Director                              February 6, 2001
------------------------
Christopher Moller

/s/ Eileen M. More        Director                              February 5, 2001
------------------------
Eileen M. More


/s/ Seth A. Rudnick       Director                              February 5, 2001
------------------------
Seth A. Rudnick


/s/ Anders P. Wiklund     Director                              February 5, 2001
------------------------
Anders P. Wiklund

                                INDEX TO EXHIBITS

                    Exhibit Numbers                                         Exhibit
              ---------------------------- --------------------------------------------------------------------------
                          5.1              Opinion of Morgan, Lewis & Bockius LLP, counsel to the Company

                         23.1              Consent of Arthur Andersen LLP

                         23.2              Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

                          24               Power of Attorney (included as part of the signature page)

                         99.1              Esperion Therapeutics, Inc. 2000 Equity Compensation Plan (incorporated by reference to Exhibit 10.10 to Esperion's amendment number one to the registration statement on Form S-1/A, filed July 10, 2000).

                         99.2              Esperion Therapeutics, Inc. 1998 Stock Option Plan (incorporated by reference to Exhibit 10.1 to Esperion's amendment number one to the registration statement on Form S-1/A, filed July 10, 2000).